Exhibit 10.17

Shanghai Xiaoi Robot Technology Co., Ltd.

Technical Service Contract

Contract No.:

Party A: Shanghai Lirui Water Treatment Technology Co., Ltd.

Address: Room 2550, Building 1, No. 121, Renmin Road, Zhujing Town, Jinshan District, Shanghai

Legal representative: Li Hang

Project contact:

contact information:

postal address:

Tel.: Fax:

E-mail:

Party B: Shanghai Xiaoi Robot Technology Co., Ltd.

Address: Floor 7, No. 398, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai

Legal representative: Yuan Hui

Project contact:

contact information:

Mailing address: 1st floor, No. 383, Lane 1555, Jinsha Jiangxi Road, Jiading District, Shanghai

Tel.: Fax:

E-mail:

Party A and Party B have reached the following agreement on matters related to Party B's provision of technical services for Party A's smart data encryption and password service project through equal negotiation and based on the true and full expression of their respective wishes, which shall be strictly observed by both parties.

1. Technical service demand

1.1. Party A shall send the list of technical service requirements to Party B from time to time according to its own needs. After Party B confirms, Party B shall provide Party A with technical services according to the list of requirements.

2. Rights and obligations of Party B

2.1. Party B shall submit the implementation plan and corresponding workload to Party A within 5 working days after receiving Party A's demand and all materials provided by Party A (including but not limited to technical data, original data, etc.). After Party A confirms that there is no error, both parties shall implement according to the implementation plan.

2.2. Party B's responsibilities in the process of technical services:

2.2.1. Determine and equip the technical implementation personnel under the project team. The personnel change of the project team shall be notified to Party A in a timely manner, and the incompetent personnel shall be replaced in a timely manner.

2.2.2. With the cooperation of Party A, complete the demand analysis, design, development, testing and implementation according to the requirements of this contract and the demand list, find and solve problems in time, and constantly improve the service standards agreed by both parties.

2.2.3 Party B guarantees that its technical service achievements do not have serious functional defects. If Party A finds serious functional defects in the use process, Party B will be responsible for timely repair. If the technical service work is delayed or failed due to Party B's reasons, Party B shall bear the corresponding responsibilities agreed in this contract.

2.2.4. Provide Party A with documents related to project implementation.

2.2.5. Provide necessary training within the project scope for technical and operating personnel.

2.2.6. Be responsible for the normal operation and daily maintenance of IDC machine rooms.

3. Party A's Rights and Obligations

3.1. Party A shall provide Party B with all data (including but not limited to technical data, original data, etc.) required for technical services, the environment for system commissioning, and other assistance matters. If Party B has any data or assistance matters that need to be provided by Party A during the implementation of the project, Party A shall provide or give feedback within [three days] of Party B's request. If Party A fails to provide the technical service as agreed in the contract, resulting in the stagnation, delay and failure of this technical service, Party B shall not be held responsible, and shall not delay or reduce the amount payable by Party A to Party B based on this contract. Party A shall be responsible for the construction period delay and service quality caused thereby.

3.2. If Party A requires to change the project or functional requirements during the performance of the contract, it shall timely negotiate with Party B, and both parties shall reach a supplementary agreement on the change of technical services and progress.

3.3. Party A shall pay the contract service fee on schedule.

3.4. Without the written consent of Party B, Party A shall not make any modification to the technical service achievements provided by Party B. If Party A makes any modification to the technical service achievements provided by Party B, resulting in the failure of normal operation, Party B shall not be responsible for this and shall not provide services; The secondary development carried out according to the requirements of Party B's development specifications is not subject to this restriction.

4. Contract price and payment:

4.1. Calculation of the expenses incurred in this contract: the monthly settlement shall be conducted according to the unit price per person and day and the actual workload agreed in Annex I Standard Price List for Service Personnel, and the monthly settlement shall be conducted according to the monthly unit price and actual usage conditions agreed in Annex II IDC Lease Price List.

4.2. Settlement method: monthly settlement. At the end of each calendar month, Party B shall send a settlement statement to Party A (see Annex III and Annex IV). Party A shall confirm the settlement statement received from Party B within 3 working days. Any objection shall be raised within 3 working days. If the settlement statement is not confirmed and no objection is raised within the time limit, it shall be deemed that the settlement statement sent by Party B is confirmed.

4.3. Payment schedule and method: Party A shall pay the settlement amount to Party B in a lump sum within 60 days after both parties confirm the settlement form.

4.4. Invoices shall be issued by Party B to Party A in accordance with national regulations with a VAT special invoice with an equivalent tax rate of [6%].

4.5. The name, address and account number of Party B's bank of deposit are:

Account name: Shanghai Zhizhen Intelligent Network Technology Co., Ltd

Bank of deposit: Shanghai Putuo Branch of CITIC Bank Co., Ltd account number:8110201013601085020

5. Contract Change

Both parties jointly understand and agree on the following agreement on contract change:

5.1 Changes to this Contract must be agreed by both parties through consultation and confirmed in writing.

5.2. Any change involving the construction period or contract amount shall come into force only when the contact person of Party B designated in this contract or the person in charge holding the valid power of attorney issued by Party B (stamped with the official seal of Party B and signed or sealed by the legal representative of Party B) participates in the negotiation and signs a written agreement.

5.3. During the normal implementation of the project, any adjustment, increase or decrease of the design scheme, technical architecture and performance indicators, development work, schedule due to changes in Party A's business and functional requirements, as well as Party B's commitment to functions, performance quality and work progress, must be made by the contact person orThe on-site authorized person in charge of Party B can take effect only after signing the report, meeting minutes, memorandum and other written forms.

5.4. Any functional requirements, performance indicators, rectification opinions, change requirements, data corrections, etc. formally required by any department and personnel of Party A to Party B must be approved by Party B only after they are signed by the contact person of Party A designated in this contract or the person holding the valid power of attorney issued by Party A (stamped with the official seal of Party A).

5.5. Any oral or written commitment or behavior made in the name of the project participants of both parties in violation of the above principles cannot represent the opinions of both parties. Such behavior is entirely their personal behavior. Both parties agree that all legal consequences arising therefrom shall be borne by themselves and they have no right to claim any rights from the other party.

6. Ownership of intellectual property

6.1. The intellectual property rights of the software and systems designed and developed by Party B according to Party A's requirements belong to Party A, but Party A can only use them for the purpose agreed in this contract, and may not transfer or authorize them to any third party. Party B shall not transfer, authorize to any third party or make use of it on its own without performing this contract or obtaining Party A's written consent. The basic technical modules, development framework, non customized development source code and relevant intellectual property rights used by Party B to implement this technical service still belong to Party B. Party A shall not translate, export, sell, lease, lend or transfer, copy for non archival purposes or deliver to other parties for use by providing sub licensing, sub licensing, information network and other forms, nor translate, decompose, modify, decompile, disassemble The intermediate data and results are obtained by means of reverse engineering, tracking and analysis. Before Party B provides Party A with the technical services agreed herein, the intellectual property rights enjoyed by Party B shall remain owned by Party B.

6.2. The copyright of any document related to this technical service belongs to Party B, except those provided by Party A. Without the written permission of Party B, Party A shall not make use of any documents owned by Party B to obtain commercial interests by means of sale, disclosure, etc.

6.3. Party B shall ensure that the technical service results delivered to Party A do not infringe the legitimate rights and interests of any third party. If it is confirmed by the effective judgment of the people's court or arbitration institution that the technical service achievements delivered by Party B infringe the rights of a third party, Party B shall be liable in accordance with the foregoing judgment, and Party A shall be compensated for the actual direct economic losses caused thereby.

7. Liability for breach of contract

Both parties agree that any party who violates this contract shall be liable for breach of contract according to the following provisions:

7.1. If Party B fails to provide technical services or deliver contract results on time due to unilateral reasons, it shall pay Party A a penalty of 0.03% of the contract amount corresponding to the part of the results not delivered on time for each day overdue. The total amount of the penalty shall not exceed 10% of the total contract amount. The delivery delay exceeds 60% due to Party B's unilateral reasonsParty A has the right to terminate the contract.

7.2. If the technical service results do not meet the conditions and standards agreed in the contract due to Party B's fault, Party B shall timely repair or take other remedial measures until the conditions agreed in the contract are met. Otherwise, Party A has the right to require Party B to compensate for the actual direct economic losses caused to Party A.

7.3. During the performance of the contract, if the contract is terminated or terminated in advance due to Party B's reasons, Party B shall refund the fees paid by Party A but not performed, and compensate for the actual direct economic losses caused to Party A.

7.4. Party B shall not be liable for any delay in payment caused by Party A's delay in payment, which results in the stagnation and delay of technical services. In case of overdue payment, Party A shall pay 0.03% of the unpaid part of the contract amount to Party B as liquidated damages for each overdue day. The total amount of liquidated damages shall not exceed 10% of the total contract amount. If Party A delays the payment for more than 60 days, Party B has the right to cancel or terminate the contract in advance. Party A's overdue acceptance of the work results without proper reasons shall be subject to the liability for breach of contract by reference to this article. Before Party A pays as agreed, Party B has the right to refuse to perform its obligations under this contract until Party A performs its corresponding payment obligations.

7.5. If Party B fails to complete the technical service task according to the contract schedule due to Party A's own reasons such as changing the technical requirements, Party B shall not assume any responsibility. If the technical service is delayed for more than 60 days due to Party A's reason, Party B has the right to terminate the contract or terminate the contract in advance. During the performance of this contract, if the contract is terminated or terminated in advance due to Party A's reason, and Party B has carried out the implementation work, Party A shall pay the cost according to the actual workload that Party B has completed or the results delivered. In addition, Party A shall pay Party B 30% of the total contract amount as liquidated damages. If the liquidated damages are not enough to cover the actual losses of Party B, Party A shall also compensate Party B for its direct economic losses.

7.6. If the contract is terminated or terminated in advance, Party A shall return to Party B all documents related to technical services provided by Party B or improved by Party A on the basis of Party B, except for the part where Party A has paid and Party B agrees that Party A accepts the corresponding service results.

8. Force Majeure

8.1. If either party encounters force majeure, such as war, fire, typhoon, flood, earthquake, major epidemic disease and other events that are force majeure and are sufficient to cause forced suspension or delay of the execution of this Contract, the execution of this Contract shall be postponed accordingly.

8.2. Force majeure is applicable to both parties of the Contract. After the contract comes into effect, if the force majeure occurs and the contract cannot be performed, the party suffering the force majeure shall obtain the certificate of inability to perform, inability to fully perform or delay in performing the contract issued by the notary office in the place where the accident occurred within ten working days after the force majeure occurs. Party A and Party B may be relieved of all or part of the relevant responsibilities based on this certificate.

8.3. If the impact of force majeure accident lasts for 20 consecutive days or more, both parties can solve this contract through friendly negotiationAnd reach an agreement as soon as possible.

9. Confidentiality

Both parties determine that the confidentiality obligations to be observed in the performance of this contract are as follows:

9.1. Confidential information and business data of one party to the other party, including but not limited to product formula, process flow, materials, test data, test report, technical know-how, market intelligence, sales price, business plan, supply and marketing channels, services, customers, software, development, invention, process, icon, engineering, hardware structure, marketing and financial information (hereinafter referred to as "confidential information"), It has the obligation of confidentiality and shall not disclose to any third party without permission,.

9.2. The validity of relevant confidentiality clauses under this Agreement shall not be affected by such factors as the termination, dissolution, invalidity or revocation of the Contract, and shall remain valid until the relevant confidential information legally enters the public domain.

9.3. If Party A and Party B violate any confidentiality obligation of this article, they shall pay the other party liquidated damages equivalent to 10% of the contract amount of this master agreement. If the liquidated damages are not enough to make up the other party's losses, the defaulting party shall also bear all the consequences arising therefrom and the other party's direct losses.

10. Project Contact and Notice

10.1. Both parties agree that during the validity of this contract, the project contacts of both parties shall bear the following responsibilities:

10.1.1. Send the confirmation demand list, implementation plan and corresponding workload.

10.1.2. Coordinate the problems arising from the project progress, the work of the personnel of both parties and other relevant contents.

10.1.3. Sign the monthly settlement sheet.

10.2. All notices and other communications required or sent under this Agreement shall be delivered by hand, registered mail, postage prepaid, commercial express service, e-mail or fax to the address listed on the first page of this Contract. The date on which such notice is deemed to be effectively delivered shall be determined as follows: if the notice is delivered by hand, courier service or registered mail, postage prepaid, the date on which the notice is sent or rejected at the address set as the notice shall be the effective delivery date. If the notice is sent by e-mail, it shall be deemed as having entered the data message receiving system of the other party when the sender correctly fills in the address of the above-mentioned electronic document and the notice has not been returned by the system. If the delivery date is not a working day, it shall be deemed to be delivered on the next working day. If the notice is sent by fax, the date of successful transmission shall be the effective date of delivery (the automatically generated transmission confirmation information shall be taken as evidence).

10.3. The address, contact person and electronic communication terminal agreed on the first page of this contract are also the service address of the people's court and/or arbitration institution in the case of work contact between both parties, legal documents and dispute settlement The litigation documents (including judgment documents) of the court and/or arbitration institution shall be deemed to have been effectively served if they are delivered to the above address and/or the industrial and commercial registration address (registered address of resident identity card) of any party to the contract. The contact service of the parties to the electronic communication terminal is applicable to the service at the time of dispute settlement.

10.4. The contract delivery clause and dispute resolution clause are independent clauses, which are not affected by the validity of the whole contract or other clauses.

10.5. If one party changes the contact person of the project, it shall notify the other party in writing no later than three working days after the change, otherwise the other party's notice of its original communication method will be deemed as effective. If it fails to notify in time and affects the performance of this contract or causes losses, it shall bear corresponding responsibilities.

11. Dispute Resolution

11.1. Disputes arising from the performance of the Contract by both parties shall be settled through negotiation and mediation. If consultation or mediation fails, the people's court in the place where the defendant is domiciled shall have jurisdiction.

11.2 During the litigation, except for the problems that must be solved during the litigation, the rest of the contract shall continue to be performed.

12. Effectiveness

12.1. This Contract shall come into force as of the date when Party A and Party B sign and affix official seal or special seal for contract.

12.2. This contract is made in quadruplicate, with each party holding two originals, both of which have the same effect.

12.3 Annexes to the Contract are an integral part of the Contract and have the same effect as the text of the Contract.

12.4. Any change to the terms of this contract can become an integral part of this contract and have the same effect as this contract only after the written documents signed by the representatives of both parties.

12.5. Matters not covered in this contract shall be settled by both parties through friendly negotiation.

(The following is the signature and seal page, without text)

(There is no text on this page, which is the signature page of the Technical Service Contract)

Party A: Shanghai Lirui Water Treatment Technology Co., Ltd.

Signatory:

Date: December 17, 2020

Party B: Shanghai Xiaoi Robot Technology Co., Ltd.

Signatory:

Date: December 17, 2020

Annex I: Quotation List of Technical Services

Serial No	project	List price	discount	discount price	quantity	Company	Subtotal	Application Scenario Description
1	Perception layer integration service
1.1	System data interface integration and data aggregation service	¥40,000	100%	¥40,000	15	Man month	¥600,000	Be responsible for managing the unified interface customization and data storage aggregation functions for interfacing with customer service related systems, such as unified API interface customization
2	Customized development and construction services of application layer
2.1	System R&D customization	¥45,000	100%	¥45,000	18	Man month	¥810,000	Adapt to the development of the application end, and the productization research and development of the product bottom layerAnd changes
3	Client customization development and integrated development services
3.1	Client application customization	¥40,000	100%	¥40,000	22	Man month	¥880,000	Customers who adapt to various client application presentation and integration customization development
3.2	Customized development of system integration	¥40,000	100%	¥40,000	18	Man month	¥720,000	adapts to the customized development of applications made by various manufacturers and systems
4	Resource Platform Implementation Services
4.1	Resource Platform Implementation Services	¥40,000	100%	¥40,000	10	Man month	¥400,000	project management, platform and system deployment, platform and system configuration Basic implementation services such as installation and commissioning

Total system customization and technical services：							¥3,410,000

Annex II: IDC Lease Quotation List

Serial No	Service Catalog	Unit price (yuan/month)	Number of months	quantity	单位	Subtotal	explain
1	ECS
1.1	64VvCPU、128G内存、 1T存储	¥12,500	12	6	台	¥900,000	intelligent cloud service applications and server software
2	Bandwidth
2.1	1000Mbps	¥18,000	12	5	个	¥1,080,000	servers and network communication
3	Safety
3.1	Firewall, IPS, anti-virus, network audit, anti DDOS, waf, vulnerability scanning, log audit, bastion machine, host security, web page tampering	¥63,000	12	2	个	¥1,512,000	system and network and host security
Total：						¥3,492,000